Exhibit 99.1

Masimo Reports Fourth Quarter and Full Year 2008 Financial Results

Record results mark 22nd consecutive quarter and 14th year of consecutive product revenue growth. Company also announces international realignment to better support growing non-US business.

Q4 2008 Highlights:

•	Product revenues increased 29.4% to $71.4 million

•	Rainbow revenues increased 161% to $4.7 million

•	Over 31,700 Masimo SET and Masimo Rainbow SET pulse oximeter units were shipped in Q4 2008

•	International realignment results in a Q4 2008 tax charge of $0.25 per share and a Q4 2008 net loss of $0.01 per share; Q4 2008 earnings per share, excluding the tax charge, was $0.24 per share

Full Year 2008 Highlights:

•	Product revenues increased 29.7% to $258.9 million

•	Rainbow revenues increased 91% to $13.4 million

•	Over 120,000 Masimo SET and Masimo Rainbow SET pulse oximeter units were shipped in 2008

•

International realignment results in a Q4 2008 tax charge of $0.25 per share and full year 2008 earnings per share of $0.53; full year 2008 earnings per share, excluding the Q4 tax charge, was $0.78 per share

Irvine, California, March 3, 2009 – Masimo Corporation (NASDAQ: MASI), the inventor of Pulse CO-Oximetry and Measure-Through Motion and Low Perfusion pulse oximetry, today announced its financial results for both the quarter and year ended January 3, 2009.

For the fiscal fourth quarter, Masimo reported product revenues of $71.4 million representing a 29.4% increase over $55.2 million for the fourth quarter of 2007. Including royalty revenues, Masimo reported total 2008 fourth quarter revenues of $83.1 million compared to $69.3 million for the fourth quarter of 2007. For the fourth quarter, Masimo reported a loss of $0.01 per share, resulting from a $14.9 million, or $0.25 per share, tax charge related to the implementation of its new international business organization and structure. Excluding this tax charge, fourth quarter net income would have been $14.4 million, or $0.24 per diluted share, compared to $0.20 per common share for the fourth quarter of 2007. In addition, higher research and development tax credits added $0.03 per share in the fourth quarter of 2008 and $0.02 in the fourth quarter of 2007. Masimo also reported that it shipped 31,700 Masimo SET and Masimo Rainbow SET oximetry units, excluding handheld units, during the fourth quarter of 2008, up from 29,400 in the comparable prior year period, resulting in a new estimated worldwide installed base of 567,000 Masimo SET and Masimo Rainbow SET pulse oximeters.

During the fourth quarter of 2008, Masimo implemented a new international business organization and structure designed to better serve and support Masimo’s growing international business. By centralizing its international operations, including sales management, marketing, customer support, planning, logistics and administrative functions, Masimo believes it will be able to develop a more efficient and scalable international organization – capable of being even more responsive to the business needs of its international customers - all under one centralized management structure. As result of this realignment, in Q4 2008, Masimo incurred a one-time tax charge related to expenses for sharing in the costs of our ongoing research and development efforts as well as the prepayment of licensing commercial rights to utilize pre-existing intangibles. As a result of this new international business structure, Masimo believes that its future income tax rates will decline although future income tax rates will depend on various factors, including profits (losses) before taxes, changes to tax law and the geographic composition of pre-tax income.

For the fiscal year ended January 3, 2009, Masimo reported product revenues of $258.9 million, up 29.7% from $199.7 million in 2007. Including royalty revenues, Masimo’s total revenues were $307.1 million for the year ended January 3, 2009, up from $256.3 million in 2007. For the year ended January 3, 2009, Masimo reported earnings of $31.9 million or $0.53 per share, including the $14.9 million tax charge related to the implementation of its new international business organization and structure. Excluding the Q4 2008 tax charge, net income would have been $46.8 million, or $0.78 per share compared to $0.60 per share in 2007. In the year ended January 3, 2009, Masimo shipped 120,100 Masimo SET and Masimo Rainbow SET pulse oximeter units, excluding handheld pulse oximeters, compared to 116,300 in 2007.

In the fourth quarter of 2008, revenues from Masimo Rainbow SET products increased to $4.7 million or 161% from $1.8 million in the same prior year quarter. For the year ended January 3, 2009, revenues from Masimo Rainbow SET products were $13.4 million, an increase of 91% compared to 2007. As a result, 2008 Masimo Rainbow SET revenues accounted for 5.2% of total product revenues up from 3.7% in 2007.

Joe E. Kiani, Chairman and Chief Executive Officer of Masimo, said, “We have been fortunate that, despite the very challenging economic environment, hospitals and physicians continue to focus on the quality and efficiency of their patients’ care and, as a result, continue to migrate to Masimo’s gold standard SET pulse oximetry and Rainbow SET Pulse CO-Oximetry platforms. Our on-going business model, which is based on both new product innovation and a recurring revenue stream, is continuing to show resilience in this difficult worldwide economic climate.”

As of January 3, 2009, cash and cash equivalents totaled $146.9 million, up from $96.7 million at December 29, 2007, including the previously announced first quarter 2008 repayment in full of a $26.7 million debt obligation which had been established in early fiscal 2007.

Financial Guidance

While providing financial guidance in this economic environment is more difficult than in prior periods, Masimo expects 2009 product revenues will be between $310 million and $315 million. Masimo also expects 2009 royalty revenues to be between $42 million to $46 million. As a result of these ranges, Masimo expects total 2009 revenues to be between $352 million and $361 million. For the full year 2009, Masimo expects its GAAP earnings per share to be between $0.83 and $0.87 per common share. Included in these 2009 earnings per share ranges are an expected reduction in year over year royalty payments, an expected increase in 2009 non-cash stock based compensation expenses of $11.9 million, up from $7.7 million in 2008 and the expected benefits from our new international business structure. The projections and guidance set forth above are estimates only and actual performance could differ.

Conference Call

Masimo will hold a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to discuss the results. The dial-in numbers are (888) 520-7182 for domestic callers and +1 (706) 679-9937 for international callers. The reservation number for both dial-in numbers is 84029998. A live web cast of the conference call will be available online from the “Investor Relations” page of the Company’s corporate web site at www.masimo.com. After the live web cast, the call will remain available on Masimo’s website through April 3, 2009. In addition, a telephonic replay of the call will be available until March 17, 2009. The replay dial-in numbers are (800) 642-1687 for domestic callers and +1 (706) 645-9291 for international callers. Please use reservation code 84029998.

Non-GAAP Measures

Masimo prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, or U.S. GAAP. In an effort to provide investors with additional information regarding the Company’s results and to provide a meaningful period-over-period comparison of the Company’s financial performance, the Company uses non-GAAP financial measures as defined by the Securities and Exchange Commission. The differences between the U.S. GAAP and non-GAAP financial measures are reconciled below. In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors, analysts and other interested parties in evaluating the Company’s underlying business performance on a comparable basis with past and future reported earnings per share and with the financial guidance provided in this release. Management uses the non-GAAP financial measures to evaluate the Company’s financial performance against internal budgets and targets. Importantly, management believes non-GAAP financial measures should be considered in addition to, and not in lieu of, U.S. GAAP financial measures. These non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and may be different from non-GAAP financial measures used by other companies.

About Masimo

Masimo (NASDAQ: MASI) develops, manufactures and markets innovative monitoring technologies that significantly improve patient care—helping solve “unsolvable” problems. In 1995, the Company debuted Measure-Through Motion and Low Perfusion pulse oximetry, known as Masimo SET, which virtually eliminated false alarms and increased pulse oximetry’s ability to detect life-threatening events. More than 100 independent clinical and laboratory studies demonstrate Masimo SET provides the most reliable SpO2 and pulse rate measurements even under the most challenging clinical conditions, including patient motion and low peripheral perfusion. In 2005, Masimo introduced Masimo Rainbow SET, a breakthrough noninvasive blood constituent monitoring platform that can measure many blood constituents that previously required invasive procedures. Rainbow SET continuously and noninvasively measures total hemoglobin (SpHb® ), oxygen content (SpOC™), carboxyhemoglobin (SpCO® ), methemoglobin (SpMet®) and plethysmograph variability index (PVI®), in addition to oxyhemoglobin (SpO2), pulse rate (PR), and perfusion index (PI), allowing early detection and treatment of potentially life-threatening conditions. Founded in 1989, Masimo has the mission of “Improving Patient Outcomes and Reducing Cost of Care by Taking Noninvasive Monitoring to New Sites and Applications.” Additional information about Masimo and its products may be found at www.masimo.com. Any information contained in, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way a part of, this release.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about: our financial condition, results of operations, prospects and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies; and expectations for total revenues, including royalty revenues, product revenues and Rainbow revenues, non-cash stock based compensation charges, GAAP earnings per share and non-GAAP pro forma earnings per share for the full fiscal year 2009. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET and Masimo Rainbow SET products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any new products and technologies of ours; obtaining regulatory approval of our current and future products and technologies, including the recently announced total hemoglobin measurement; the risk that the implementation of our international realignment, even if timely implemented, will not produce the anticipated operational and financial benefits, including a lower effective tax rate; the loss of our customers the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the impact of the decline in the worldwide credit markets on us and our customers; the amount and type of equity awards that we may grant to employees and service providers in the future; and other factors discussed in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2008 filed with the Securities and Exchange Commission (“SEC”) on October 29, 2008, which you may obtain for free on the SEC’s website, at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements or the risk factors contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2008, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

# # #

Masimo Corporation

Investor Contact:

Mark P. de Raad

Executive Vice President, Finance and Chief Financial Officer

Masimo Corporation

(949) 297-7080

mderaad@masimo.com

Media Contact:

Dana Banks

Manager, Public Relations

Masimo Corporation

(949) 297-7348

dbanks@masimo.com

Masimo, SET, Signal Extraction Technology, Improving Outcomes and Reducing Cost of Care by Taking Noninvasive Monitoring to New Sites and Applications, Rainbow, SpHb, SpCO, SpMet, PVI, Pulse CO-Oximetry and Pulse CO-Oximeter are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	January 3, 2009	December 29, 2007
ASSETS
Current assets
Cash and cash equivalents	$146,910	$96,733
Accounts receivable, net of allowance for doubtful accounts	30,715	26,970
Royalties receivable	11,375	13,866
Inventories	27,400	23,110
Prepaid expenses	4,780	7,084
Deferred tax assets	10,511	14,334
Other current assets	551	1,543

Total current assets	232,242	183,640
Deferred cost of goods sold	28,431	26,249
Property and equipment, net	12,979	11,164
Deferred tax assets	8,781	5,332
Intangible assets, net	7,410	5,589
Other assets	3,505	3,537

Total assets	$293,348	$235,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$15,914	$14,640
Accrued compensation	15,607	12,409
Accrued liabilities	5,566	6,394
Income taxes payable	10,862	—
Deferred revenue	17,233	16,827
Current portion of long-term debt	465	11,539

Total current liabilities	65,647	61,809
Long-term debt, less current portion	157	19,502
Other liabilities	8,153	4,134

Total liabilities	73,957	85,445
Commitments and contingencies
Stockholders’ equity
Common stock	57	55
Treasury stock	(1,209)	(1,209)
Additional paid-in capital	179,666	143,297
Accumulated other comprehensive loss	(7)	(1,034)
Retained earnings	40,884	8,957

Total stockholders’ equity	219,391	150,066

Total liabilities and stockholders’ equity	$293,348	$235,511

MASIMO CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share information)

	Three Months Ended		Twelve Months Ended
	January 3, 2009	December 29, 2007	January 3, 2009	December 29, 2007
	(Unaudited)	(Unaudited)
Revenue:
Product	$71,371	$55,171	$258,895	$199,684
Royalty and license fee	11,695	14,105	48,179	56,602

Total revenue	83,066	69,276	307,074	256,286
Cost of goods sold	24,537	19,976	89,454	73,606

Gross profit	58,529	49,300	217,620	182,680
Operating expenses:
Research and development	7,197	5,505	25,495	22,960
Selling, general and administrative	31,007	26,659	120,069	91,234
Antitrust litigation	215	555	706	1,537

Total operating expenses	38,419	32,719	146,270	115,731

Operating income	20,110	16,581	71,350	66,949
Non-operating income (expense):
Interest income	176	1,091	2,305	2,361
Interest expense	(31)	(644)	(753)	(2,475)
Other	(276)	517	(511)	1,287

Total non-operating income (expense)	(131)	964	1,041	1,173

Income before provision for income taxes	19,979	17,545	72,391	68,122
Provision for income taxes	20,509	5,490	40,464	25,867

Net income (loss)	(530)	12,055	31,927	42,255
Accretion of preferred stock	—	—	—	(4,837)
Undistributed income attributable to preferred stockholders	—	—	—	(14,339)

Net income (loss) attributable to common stockholders	$(530)	$12,055	$31,927	$23,079

Net income (loss) per common share:
Basic	$(0.01)	$0.22	$0.57	$0.71

Diluted	$(0.01)	$0.20	$0.53	$0.60

The following table presents details of the share-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations above (in thousands):

	Three Months Ended		Twelve Months Ended
	January 3, 2009	December 29, 2007	January 3, 2009	December 29, 2007
Cost of goods sold	$98	$130	$257	$264
Research and development	609	204	2,236	670
Selling, general and administrative	$1,271	$966	$5,223	$2,958

MASIMO CORPORATION

Reconciliation of GAAP to Non-GAAP Diluted Earnings per Share

(Unaudited)

The following tables provide a comparison of our earnings per share calculated under Emerging Issues Task Force Issue No. 03-6, or EITF 03-6, “Participating Securities and the Two-Class Method under FASB Statement No. 128”, and SFAS No. 128 or SFAS 128, “Earnings per Share”, in accordance with GAAP and the non-GAAP if-converted method based solely upon SFAS No. 128. The non-GAAP if-converted method assumes conversion of all shares of our preferred stock into common stock as of December 31, 2006. Upon closing of our initial public offering on August 13, 2007, all of the outstanding convertible preferred shares were converted into common shares. Therefore, subsequent to this stock conversion, we use the if-converted method under SFAS 128 to calculate earnings per share.

We believe that the following non-GAAP earnings per share information for the twelve months ended December 29, 2007 is relevant and useful information that can be used by analysts, investors and other interested parties to assess our performance on a comparable basis to the twelve months ended January 3, 2009 and future reported earnings per share. Accordingly, we are disclosing this information to permit additional analysis of our performance (in thousands, except share data):

	Year Ended January 3, 2009	Year Ended December 29, 2007
	As Reported	As Reported	Non-GAAP
Net income attributable to common stockholders:
Net income – two class method (1)	N/A	$26,075
Accretion of preferred stock	N/A	(4,837)
Income attributable to preferred stockholders	N/A	(14,339)

Net income attributable to common stockholders	N/A	$6,899

Basic net income per common share:
Weighted average common shares outstanding – two class method	N/A	16,654,586

Basic earnings per share for period during which two classes of equity securities were outstanding	N/A	$0.41

Net income for period during which single class of equity securities was outstanding (1)	$31,927	$16,180	$42,255

Weighted average common shares outstanding – single class (2)	56,320,712	54,660,216	52,611,674

Basic net income per share for period during which single class of equity securities was outstanding	$0.57	$0.30

Basic net income per common share	$0.57	$0.71	$0.80

Diluted net income per common share:
Weighted average common shares outstanding – two class method	N/A	16,654,586
Diluted common share equivalent: stock options	N/A	4,078,286

	N/A	20,732,872

Diluted earnings per share for period during which two classes of equity securities were outstanding	N/A	$0.33

Net income for period during which single class of equity securities was outstanding (1)	$31,927	$16,180	$42,255

Weighted average common shares outstanding – single class (2)	56,320,712	54,660,216	52,611,674
Diluted common share equivalent: stock options	3,869,623	5,168,982	4,615,833

	60,190,335	59,829,198	57,227,507

Diluted net income per share for period during which single class of equity securities was outstanding	$0.53	$0.27

Diluted net income per common share	$0.53	$0.60	$0.74

(1)	Net income for the year ended December 29, 2007 was allocated between the periods during which two classes of equity securities were outstanding and during which a single class of equity securities was outstanding based on the respective number of days. The convertible preferred stock was converted into common stock on August 13, 2007, the closing date of the Company’s initial public offering. For the year ended December 29, 2007, two classes of equity securities were outstanding for 224 days and a single class of equity securities was outstanding for 139 days, or 61.7% and 38.3% of the total days in the reporting period, respectively.

(2)	Weighted average shares outstanding used to compute basic net income per share after conversion of convertible preferred stock; one class of common shares was outstanding for the period from August 13, 2007 to December 29, 2007.